                                  EXHIBIT 5.3

              [Mesirov Gelman Jaffe Cramer & Jamieson Letterhead]

                                March ___, 1996


DiMark, Inc.
The DiMark enter
2050 Cabot Boulevard West
Langhorne, Pennsylvania  19047

Ladies and Gentlemen:

         We have acted as counsel for DiMark, Inc. a New Jersey corporation ("DiMark"), and you have requested our opinion with respect to certain federal income tax matters in connection with the transactions (the "Merger") contemplated in the Joint Proxy Statement/Prospectus Pursuant to Section 14(A) of the Securities Exchange Act of 1934 of Harte-Hanks Communications, Inc., dated March 29, 1996 (the "Proxy Statement").

         In rendering this opinion, we have examined executed originals, counterparts or copies identified to our satisfaction as being true copies of the Proxy Statement, the Agreement and Plan of Merger, dated as of February 4, 1996, among Harte-Hanks, HHD Acquisition Corp. and DiMark, Inc., a New Jersey corporation ("DiMark") (the "Merger Agreement") and each of other documents and agreements specifically referenced in both the Merger Agreement and the Proxy Statement (collectively, the Reorganization Documents"). We also have examined and relied upon originals or copies of such records, certificates (including certificates of officers or Harte-Hanks and DiMark) and other documents and instruments as we have considered necessary or appropriate for enabling us to express the opinions herein set forth.

         Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth in the Proxy Statement, we are of the opinion that the information in the Proxy Statement under the caption "Federal Income Tax Consequences," while not purporting to discuss all possible income tax matters relating to the Merger, is correct in all material respects as it pertains to you and DiMark's stockholders. In particular, we hereby confirm our opinion with respect to the material federal income tax consequences of the Merger to you and DiMark's stockholders is correctly set forth in the Proxy Statement in the sixth full paragraph under the caption "Federal Income Tax Consequences."

         The foregoing opinion is subject to the following assumptions, qualifications, and limitations:

                 (a) We have assumed: (i) that each transaction contemplated by the Reorganization Documents will be closed in accordance with the terms of such Reorganization Documents without modification or waiver; (ii) that the Reorganization Documents constitute the only Reorganization Documents containing the substantive terms of such transactions; and (iii) that the Reorganization Documents have been duly authorized, executed and delivered by all the parties thereto and are valid and legally enforceable obligations of each of the parties thereto.

                 (b) This opinion is based upon present federal income tax law, including relevant statutes, regulations, and interpretations thereof by the Internal Revenue Service and relevant courts, all of which are subject to change.

                 (c) This opinion letter is solely for the information and benefit of the addressee hereof and the stockholders of DiMark and is not to be quoted or referred to in whole or in part by any other person without our prior written consent.

                 (d) This opinion letter is limited to the matters stated herein as of the date hereof. We disavow any obligation to update this opinion letter or advise you of any changes in our opinions in the event of changes in applicable law or facts becoming effective after the date hereof or of any additional or newly discovered information that is brought to our attention.

                 We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement on Form S-4 filed by Harte-Hanks Communications, Inc. with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the issuance of up to 7,742,453 shares of Harte-Hanks common stock to be issued in the Merger (the "Registration Statement") and to the reference made to this firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.


                                        Very truly yours,


                                        MESIROV GELMAN JAFFE CRAMER
                                        & JAMIESON